UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2006

RAINIER PACIFIC FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
Washington	000-50362	87-0700148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1498 Pacific Avenue, Tacoma, Washington	98402
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (253) 926-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

        On April 19, 2006, Rainier Pacific Financial Group, Inc. issued its earnings release for the quarter ended March 31, 2006. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

            (c)          Exhibits

            99.1        Press Release of Rainier Pacific Financial Group, Inc. dated April 19, 2006.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                RAINIER PACIFIC FINANCIAL GROUP, INC.

Date: April 19, 2006                                                 /s/John A. Hall
                                                                                John A. Hall
                                                                                President and Chief Executive Officer
                                                                               (Principal Executive Officer)

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EXHIBIT 99.1

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                                                                                                    For more information, contact:
                                                                                                    John Hall: (253) 926-4007
                                                                                                    jhall@rainierpac.com
**For Immediate Release**                                                                    or
                                                                                                    Vic Toy: (253) 926-4038
                                                                                                    vtoy@rainierpac.com

Rainier Pacific Financial Group, Inc.
Reports First Quarter Earnings

Tacoma, Washington - April 19, 2006 - Rainier Pacific Financial Group, Inc. (the "Company") (NASDAQ: RPFG) today announced its first quarter results. Net income for the quarter ended March 31, 2006 was $642,000, or $0.11 per diluted share, compared to net income of $765,000, or $0.12 per diluted share, for the same period in 2005. Earnings in the first quarter of 2005 included the recognition of a pretax gain of $288,000, or $0.03 per diluted share, resulting from the sale of the Company's former Fawcett Avenue branch.

The Company's revenue (i.e., net interest income before provisions for loan losses plus non-interest income) for the quarter ended March 31, 2006 was $8.4 million, slightly higher than the $8.3 million for the same period a year ago. Net interest income before the provision for loan losses for the quarter ended March 31, 2006 was $6.4 million, unchanged compared to the same period a year ago. The Company's net interest margin contracted further during the quarter as a result of a higher cost of funds resulting from increasing short-term interest rates and the effects of a continued flat yield curve. For the quarter ended March 31, 2006, the Company's net interest margin was 3.03%, compared to

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3.06% for the quarter ended December 31, 2005, and 3.59% for the quarter ended March 31, 2005. For the quarter ended March 31, 2006, the yield on the Company's interest-earning assets was 6.07%, compared to 5.93% and 5.72% for the quarters ended December 31, 2005 and March 31, 2005, respectively. For the quarter ended March 31, 2006, the Company's cost of interest-bearing liabilities was 3.36%, compared to 3.17% and 2.44% for the quarters ended December 31, 2005 and March 31, 2005, respectively.

Non-interest income of $2.0 million for the quarter ended March 31, 2006 was unchanged compared to the same quarter in 2005. Insurance service fee income increased to $516,000 in the first quarter of 2006, compared to $167,000 for the same quarter in 2005. This increase was the result of additional revenue from the Christopherson-Boze and Holman insurance agencies that were acquired on January 3, 2006. The higher insurance service fee income during the first quarter of 2006 was offset by lower gains from the sale of loans which were $6,000, compared to $207,000 for the same quarter one year ago, and the non-recurring gain of $288,000 from the sale of the Company's Fawcett Avenue branch during the first quarter of 2005.

The Company's provision for loan losses was $150,000 for the quarter ended March 31, 2006, unchanged compared to the provision made for the quarter ended December 31, 2005, and as compared to $300,000 for the quarter ended March 31, 2005.

Non-interest expense was $7.3 million for the quarter ended March 31, 2006, compared to $6.9 million for the same quarter in 2005. The $400,000 increase in non-interest expense was primarily attributable to increased compensation and benefits costs associated with the 13 employees hired in connection

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with the insurance agency acquisitions and the expensing of previously granted stock options to employees and directors. On January 1, 2006, the Company implemented Financial Accounting Standards Board Statement No. 123 (Revised 2004) "Share Based Payment" ("Statement 123(R)"), which requires all share-based payments to employees, including grants of employee stock options, to be recognized as compensation expense in the Company's statement of income. The implementation of Statement 123(R) resulted in additional non-cash compensation expenses of $157,000 in the first quarter of 2006.

At March 31, 2006, the Company's total assets were $891.0 million, reflecting an increase of $20.2 million, or 2.3%, from $870.8 million at December 31, 2005. Total shareholders' equity at March 31, 2006 was $84.5 million, compared to $84.7 million at December 31, 2005. The slight decline in shareholders' equity was primarily attributable to the Company's purchase of 59,977 shares of its outstanding common stock during the first quarter, at an average price per share of $15.86 for an aggregate amount of $1.0 million. At March 31, 2006, the Company had authority to purchase an additional 281,120 shares of common stock under its currently approved stock repurchase program.

The Company's book value and tangible book value per share as of March 31, 2006 were $13.80 and $13.23 per share, respectively, based upon 6,121,789 outstanding shares of common stock. The number of outstanding shares includes 207,852 restricted shares granted under the Company's 2004 Management Recognition Plan that have not yet vested to participants and excludes 509,081 of unallocated shares held by the Rainier Pacific 401(k) Employee Stock Ownership Plan.

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Total loans increased to $595.7 million at March 31, 2006, up $12.8 million, or 2.20%, from $582.9 million at December 31, 2005. For the quarter ended March 31, 2006, the yield on loans was 6.79%, compared to 6.72% and 6.55% for the quarters ended December 31, 2005 and March 31, 2005, respectively. The Company's loan portfolio continued to reflect a decreasing percentage of single-family real estate loans and consumer loans, while multi-family, commercial real estate, and real estate construction loans continue to comprise an increasing percentage of the total loan portfolio. At March 31, 2006, the loan portfolio consisted of 29.7% commercial real estate loans, 27.4% multi-family real estate loans, 14.2% single-family real estate loans, 11.1 % consumer loans, 10.2% real estate construction loans, 5.8% home equity loans, and 1.6% commercial business loans.

The Company sold $4.4 million of single-family fixed-rate real estate loans during the quarter ended March 31, 2006, compared to $16.2 million during the same period in 2005. The portfolio of loans serviced for others was $107.0 million at March 31, 2006.

Total loan originations during the quarter ended March 31, 2006 were $46.0 million, compared to $42.7 million for the same period in 2005 and $70.8 million for the quarter ended December 31, 2005. The Company continued to focus on generating multi-family, commercial real estate, and real estate construction loans; and originated $31.7 million of new loans in these categories during the first quarter of 2006, compared to $28.4 million for the same period one year ago.

The credit quality indicators of the loan portfolio remained favorable during the first quarter of 2006. Net charge-offs were $260,000 during the quarter ended March 31, 2006, compared to $282,000 for the quarter ended December 31, 2005. Loans more than 30 days delinquent as a percentage of total

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loans were 0.21% at March 31, 2006, compared to 0.28% at December 31, 2005. Non-performing loans (i.e., loans 90 days or more past due or non-accrual loans) were $121,000, or 0.02% of total loans, at March 31, 2006, compared to $114,000, or 0.02% of total loans, at December 31, 2005. Non-performing assets were $150,000, or 0.02% of total assets, at March 31, 2006, compared to $141,000, or 0.02% of total assets, at December 31, 2005. The allowance for loan losses totaled $8.5 million at March 31, 2006, representing an allowance to total loans ratio of 1.42%, compared to $8.6 million, or 1.47%, at December 31, 2005.

The Company's investment securities portfolio at March 31, 2006 was $230.3 million (excluding $13.7 million in FHLB stock holdings), representing an increase of $4.6 million compared to the $225.7 million portfolio at December 31, 2005. The modest increase in investment securities resulted primarily from the Company's purchase of additional adjustable-rate securities in the first quarter of 2006.

Total deposits increased $11.3 million, or 2.6%, to $449.3 million at March 31, 2006, from $438.0 million at December 31, 2005. Core deposits (composed of checking, savings, money market, and individual retirement accounts) increased $9.3 million, or 4.8%, during the first quarter and totaled $203.3 million, or 45.2% of total deposits, as of March 31, 2006. Brokered deposit balances were at $45.5 million at quarter end, down $6.7 million, compared to $52.2 million at December 31, 2005. The average cost of deposits was 2.94% for the quarter ended March 31, 2006, up 29 basis points compared to the 2.65% for the quarter ended December 31, 2005, and up 135 basis points compared to the 1.59% for the quarter ended March 31, 2005.

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"We are pleased with the growth in core deposits and the continued quality of the Company's loan portfolio during the first quarter. We also completed the acquisition of the property and casualty insurance businesses of the Christopherson-Boze and Holman insurance agencies, which helped to bolster our sources of recurring non-interest income. Although we find the current operating environment to be highly competitive and very challenging as a result of rising interest rates and the flatness of the yield curve, we will continue to focus on growing retail deposits during the balance of the year while maintaining consistency and discipline in our loan underwriting. We also expect asset growth to moderate somewhat as we seek to replace investment securities with higher yielding loans over the next two or three quarters, which will be largely dependent upon increasing loan demand," said John Hall, President and CEO.

Rainier Pacific Financial Group, Inc. is the bank holding company for Rainier Pacific Bank, a Tacoma, Washington-based state-chartered savings bank, operating 13 branch offices in the Tacoma-Pierce County and City of Federal Way areas.

For additional information, visit Rainier Pacific's website at www.rainierpac.com.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company's primary market area; demand for residential, commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; technological factors affecting operations; pricing of products and services; and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.

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Rainier Pacific Financial Group, Inc. & Subsidiary Consolidated Statements of Condition (Dollars in Thousands)
	At March 31,	At December 31,
	2006	2005
ASSETS
Cash and cash equivalents	$ 8,962	$ 9,955
Interest-bearing deposits with banks	2,993	3,836
Securities available-for-sale	151,384	144,212
Securities held-to-maturity (fair value of $76,643 at March 31, 2006 and $79,885 at December 31, 2005)	78,953	81,497
Federal Home Loan Bank ("FHLB") stock, at cost	13,712	13,712

Loans	595,695	582,894
Less: allowance for loan losses	(8,487)	(8,597)
Loans, net	587,208	574,297

Premises and equipment, net	34,899	34,307
Accrued interest receivable	3,865	3,861
Other assets	8,978	5,166

TOTAL ASSETS	$ 890,954	$ 870,843

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Deposits
Non-interest bearing	$ 32,843	$ 31,065
Interest-bearing	416,416	406,965
Total Deposits	449,259	438,030

Borrowed funds	348,336	340,240
Corporate drafts payable	2,734	2,977
Accrued compensation and benefits	1,185	1,958
Other liabilities	4,955	2,928

TOTAL LIABILITIES	806,469	786,133

SHAREHOLDERS' EQUITY:
Common stock, no par value: 49,000,000 shares authorized; 6,630,870 shares issued and 5,913,937 outstanding at March 31, 2006; and 6,690,847 shares issued and 5,940,502 shares outstanding at December 31, 2005	49,132	49,598
Unearned Employee Stock Ownership Plan ("ESOP") shares	(5,091)	(5,261)
Accumulated other comprehensive loss, net of tax	(1,613)	(1,441)
Retained earnings	42,057	41,814

TOTAL SHAREHOLDERS' EQUITY	84,485	84,710
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 890,954	$ 870,843

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Rainier Pacific Financial Group, Inc. & Subsidiary Consolidated Statements of Income (Dollars in Thousands, except per share data)
	Three Months Ended
	March 31,
	2006	2005
INTEREST INCOME
Loans	$ 9,993	$ 8,173
Securities available-for-sale	1,925	1,016
Securities held-to-maturity	742	842
Interest-bearing deposits	64	4
FHLB stock dividends	-	54
Total interest income	12,724	10,089
INTEREST EXPENSE
Deposits	2,999	1,257
Borrowed funds	3,325	2,470
Total interest expense	6,324	3,727
Net interest income	6,400	6,362
PROVISION FOR LOAN LOSSES	150	300
Net interest income after provision for loan loss	6,250	6,062
NON-INTEREST INCOME
Deposit service fees	804	874
Loan service fees	260	218
Insurance service fees	516	167
Investment service fees	121	132
Real estate lease income	283	65
Gain (loss) on sale of securities, net	-	-
Gain on sale of loans, net	6	207
Gain on sale of premises and equipment, net	-	288
Other operating income	30	19
Total non-interest income	2,020	1,970
NON-INTEREST EXPENSE
Compensation and benefits	4,030	3,567
Office operations	1,298	1,440
Occupancy	640	488
Loan servicing	117	104
Outside and professional services	419	411
Marketing	229	327
Other operating expenses	548	536
Total non-interest expense	7,281	6,873

INCOME BEFORE PROVISION FOR FEDERAL INCOME TAX	989	1,159

PROVISION FOR FEDERAL INCOME TAX	347	394

NET INCOME	$ 642	$ 765

EARNINGS PER COMMON SHARE
Basic	$ 0.11	$ 0.12
Diluted	$ 0.11	$ 0.12
Weighted average shares outstanding - Basic	5,931,068(1)	6,440,542(2)
Weighted average shares outstanding - Diluted	5,931,068(1)	6,496,752(2)

(1) Weighted average shares outstanding (both Basic and Diluted) include 117,648 shares of the 325,500 restricted shares
     (net of forfeited shares) granted and issued under the 2004 Management Recognition Plan ("MRP").

(2) Weighted average shares outstanding (both Basic and Diluted) include 51,291 shares of the 330,300 restricted shares (net of forfeited shares) granted and issued under the MRP.

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Rainier Pacific Financial Group, Inc. & Subsidiary Selected Information and Ratios (Dollars in Thousands, except per share data)
	Three Months Ended March 31,		Three Months Ended December 31,	Year Ended December 31,
	2006	2005	2005	2005

Loan growth (decline)	2.20%	(0.91%)	7.79%	15.95%
Deposit growth	2.56%	4.88%	10.87%	27.00%
Equity growth (decline)	(0.27%)	(11.41%)	(0.89%)	(14.27%)
Asset growth	2.31%	0.58%	10.29%	15.84%

Net interest margin	3.03%	3.59%	3.06%	3.29%
Increase (decrease) in non-interest income	2.54%	13.81%	(34.68%)	(8.58%)
Increase (decrease) in non-interest expense	5.94%	(0.20%)	(8.89%)	(6.44%)
Net charge-offs to average loans	0.18%	0.20%	0.21%	0.22%
Efficiency ratio	86.47%	82.49%	85.08%	84.78%
Return on assets	0.29%	0.41%	0.32%	0.34%
Return on equity	3.03%	3.29%	3.20%	3.04%

Yield on loans	6.79%	6.55%	6.72%	6.66%
Yield on investments	4.61%	3.84%	4.25%	4.01%
Yield on FHLB stock	0.00%	1.62%	0.00%	0.40%

Cost of deposits	2.94%	1.59%	2.65%	2.14%
Cost of borrowed funds	3.84%	3.36%	3.78%	3.65%

Yield on interest-earning assets	6.07%	5.72%	5.93%	5.82%
Cost of interest-bearing liabilities	3.36%	2.44%	3.17%	2.85%
Net interest spread	2.71%	3.28%	2.76%	2.97%

Loans originated	$ 46,039	$ 42,666	$ 70,796	$ 248,839
Loans sold	$ 4,417	$ 16,171	$ 1,152	$ 34,217
Loans charged-off, net	$ 260	$ 255	$ 282	$ 1,134

Shares outstanding at end of period	6,121,789(1)	6,426,388(2)	6,164,791(3)	6,164,791(3)
Book value per share	$ 13.80	$ 13.63	$ 13.74	$ 13.74
Tangible book value per share	$ 13.23	$ 13.59	$ 13.71	$ 13.71

Net interest margin-quarter ended 03/31/2006	3.03%
Net interest margin-quarter ended 12/31/2005	3.06%
Net interest margin-quarter ended 09/30/2005	3.22%
Net interest margin-quarter ended 06/30/2005	3.33%
Net interest margin-quarter ended 03/31/2005	3.59%

(1)   Shares outstanding at the end of the period shown represent all 6,630,870 shares issued (including a total of 325,550 unvested restricted shares, net of forfeitures, granted under the MRP), less 509,081 unallocated shares under the ESOP.

(2)   Shares outstanding at the end of the period shown represent all 7,003,366 shares issued (including a total of 330,300 unvested restricted shares, net of forfeitures, granted under the MRP), less 576,978 unallocated shares under the ESOP.

(3)   Shares outstanding at the end of the period shown represent all 6,690,847 shares issued (including a total of 224,290 unvested restricted shares, net of forfeitures, granted under the MRP), less 526,056 unallocated shares under the ESOP.

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Rainier Pacific Financial Group, Inc. & Subsidiary Selected Information and Ratios (Dollars in Thousands)

	As of March 31,	As of December 31,	As of March 31,
	2006	2005	2005

Loans/Deposits	132.60%	133.07%	137.70%
Equity/Assets	9.48%	9.73%	11.58%
Non-performing assets:
Loans 90 days or more past due	$ 121	$ 114	$ 92
Repossessed assets	29	27	9
Other real estate owned	-	-	-
Total non-performing assets	$ 150	$ 141	$ 101

Loans greater than 30 days delinquent	$ 1,251	$ 1,624	$ 1,484
Loans greater than 30 days delinquent as a percentage of loans	0.21%	0.28%	0.30%

Non-performing loans as a percentage of loans	0.02%	0.02%	0.02%
Non-performing assets as a percentage of assets	0.02%	0.02%	0.01%

Allowance for loan loss as a percentage of non-performing loans	7,014.05%	7,541.23%	9,811.96%
Allowance for loan loss as a percentage of non-performing assets	5,658.00%	6,097.16%	8,937.62%
Allowance for loan loss as a percentage of total loans	1.42%	1.47%	1.81%

Loan portfolio composition:
Real estate:
One- to four-family residential	$ 84,951	$ 84,903	$ 86,922
Five or more family residential	162,957	158,997	125,906
Commercial	176,647	166,242	141,656
Total real estate	424,555	410,142	354,484

Real estate construction:
One- to four-family residential	52,791	53,247	29,498
Five or more family residential	4,863	4,859	-
Commercial	2,778	2,795	-
Total real estate construction	60,432	60,901	29,498

Consumer:
Automobile	37,080	39,429	49,547
Home equity	34,433	31,948	29,514
Credit cards	20,621	22,054	21,293
Other	8,768	9,196	10,385
Total consumer	100,902	102,627	110,739

Commercial/Business	9,806	9,224	3,433
Subtotal	595,695	582,894	107,154

Less: Allowance for loan losses	(8,487)	(8,597)	(9,027)
Total loans, net	$ 587,208	$ 574,297	$ 489,127

Sold loans, serviced for others	$ 107,028	$ 106,723	$ 107,554

Core deposits (all deposits, excluding CDs)	$ 203,278	$ 194,043	$ 192,584
Non-core deposits (CDs)	245,981	243,987	169,174
Total deposits	$ 449,259	$ 438,030	$ 361,758

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